As filed with the Securities and Exchange Commission on August 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ireland	Ingersoll-Rand Public Limited Company	98-0626632
Bermuda	Ingersoll-Rand Company Limited	75-2993910
Bermuda	Ingersoll-Rand International Holding Limited	98-0613467
Bermuda	Ingersoll-Rand Global Holding Company Limited	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant as Specified in Its Charter)	(I.R.S. Employer Identification Number)

Ingersoll-Rand Public Limited Company

Ingersoll-Rand Company Limited

Ingersoll-Rand International Holding Limited

Ingersoll-Rand Global Holding Company Limited

c/o Ingersoll-Rand plc

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin Ireland

+(353)(0) 18707400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Robert L. Katz, Esq.

Senior Vice President and General Counsel,

c/o Ingersoll-Rand Company

800-E Beaty Street

Davidson, North Carolina 28036

(704) 655-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Joshua Ford Bonnie, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt securities of Ingersoll-Rand plc
Debt securities of Ingersoll-Rand Global Holding Company Limited
Guarantees of Ingersoll-Rand plc (2)
Guarantees of Ingersoll-Rand Company Limited (2)
Guarantees of Ingersoll-Rand International Holding Limited (2)
Guarantees of Ingersoll-Rand Global Holding Company Limited (2)
Ordinary shares of Ingersoll-Rand plc
Preferred shares of Ingersoll-Rand plc
Depositary shares of Ingersoll-Rand plc
Share purchase contracts of Ingersoll-Rand plc
Share purchase units of Ingersoll-Rand plc
Warrants of Ingersoll-Rand plc

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and are omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	No separate consideration will be received for any guarantee of debt securities.

PROSPECTUS

Ingersoll-Rand plc

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Ingersoll-Rand Company Limited

Guarantees of Debt Securities

Ingersoll-Rand International Holding Limited

Guarantees of Debt Securities

Ingersoll-Rand Global Holding Company Limited

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “IR.”

Investing in our securities involves risk. Please read “Risk Factors” on page 4 of this prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

August 7, 2012

You should rely only on the information contained in this prospectus, any prospectus supplement and those documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

As used in this prospectus and any prospectus supplement, “Ingersoll Rand,” “we,” “our,” “us” and the “Company” mean Ingersoll-Rand plc, an Irish company (“IR plc”), together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.ingersollrand.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “IR.” Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”);

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012;

•	Current Reports on Form 8-K filed with the SEC on March 1, 2012, March 21, 2012 and June 11, 2012; and

•	Current Report on Form 8-K12B, filed with the SEC on July 1, 2009, which includes a description of our ordinary shares.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus and we will provide to you these materials free of charge. Please make your request to Barbara A. Santoro, Secretary, c/o Ingersoll-Rand Company, One Centennial Avenue, Piscataway, New Jersey 08854, telephone (732) 652-7000.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus.

Ingersoll-Rand plc

Ingersoll-Rand plc (“IR plc”), an Irish public limited company, together with its consolidated subsidiaries is a diversified, global company that provides products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and increase industrial productivity and efficiency. Our business segments consist of Climate Solutions, Residential Solutions, Industrial Technologies and Security Technologies, each with strong brands and leading positions within their respective markets. We generate revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include well-recognized, premium brand names such as Club Car®, Ingersoll-Rand®, Schlage®, Thermo King® and Trane®.

To achieve our mission of being a world leader in creating safe, comfortable and efficient environments, we continue to focus on increasing our recurring revenue stream from parts, service, used equipment and rentals; and to continuously improve the efficiencies and capabilities of the products and services of our high-potential businesses. We also continue to focus on operational excellence strategies as a central theme to improving the earnings and cash flows of our Company.

The principal executive office of IR plc is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (0) 18707400.

Ingersoll-Rand Company Limited

Ingersoll-Rand Company Limited (“IR Limited”) is a Bermuda company organized in accordance with the Companies Act 1981 of Bermuda on August 8, 2001. On July 1, 2009, IR Limited completed a scheme of arrangement pursuant to which it became a direct and indirect wholly owned subsidiary of IR plc. IR Limited is the indirect parent of IR International and IR Global.

The principal executive office of IR Limited is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (0) 18707300.

Ingersoll-Rand International Holding Limited

Ingersoll-Rand International Holding Limited (“IR International”), a Bermuda company organized in accordance with the Companies Act 1981 of Bermuda on February 12, 2009, is a holding company and an indirect, wholly owned subsidiary of IR plc. IR International is the parent of several subsidiaries, including IR Global.

The principal executive office of IR International is located at Canon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda, telephone +(441) 295-2244.

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Global Holding Company Limited (“IR Global”), a Bermuda company organized in accordance with the Companies Act 1981 of Bermuda on March 15, 2002, is a holding company and an indirect, wholly owned subsidiary of IR plc. IR Global is parent to several subsidiaries, including Trane.

The principal executive office of IR Global is located at Canon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda, telephone +(441) 295-2244.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share or debt repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes, including those relating to the Internal Revenue Service audit of our consolidated subsidiaries’ tax filings; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties – many of which are beyond our control – as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	overall economic, political and business conditions in the markets in which we operate;

•	the demand for our products and services;

•	competitive factors in the industries in which we compete;

•	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

•	the outcome of any litigation, governmental investigations or proceedings;

•	the outcome of any income tax audits or settlements;

•	interest rate fluctuations and other changes in borrowing costs;

•	other capital market conditions, including availability of funding sources and currency exchange rate fluctuations;

•	availability of and fluctuations in the prices of key commodities and the impact of higher energy prices;

•	the ability to achieve cost savings in connection with our productivity programs;

•	potential further impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets; and

•

the possible effects on us of future legislation in the U.S. that may limit or eliminate potential U.S. tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland, or deny U.S. government contracts to us based upon our incorporation in such non-U.S. jurisdiction.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities, including ordinary shares; acquisitions and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the five fiscal years ended December 31, 2011 and the six months ended June 30, 2012 and 2011.

	Six Months Ended June 30,		Years Ended December 31,
	2012	2011	2011	2010	2009	2008		2007
Ratio of earnings to fixed charges (1)	4.5	2.2	2.8	3.9	2.6	—	(2)	7.2

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated where earnings consists of (1) earnings from continuing operations before income taxes (excluding earnings from equity investments) plus (2) fixed charges less interest capitalized for the period. Fixed charges consist of (a) interest, whether expensed or capitalized, on all indebtedness, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (c) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.

(2)	For the year ended December 31, 2008, our fixed charges exceeded our earnings by $2,684.8 million.

SELECTED FINANCIAL DATA

The historical selected financial information for the Company is incorporated herein by reference to our most recent Annual Report on Form 10-K.

Effective January 1, 2012, IR plc adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

Ingersoll-Rand plc

Consolidated Statements of Comprehensive Income

In millions

	For the years ended December 31,
	2011	2010	2009
Net earnings	$369.3	$665.1	$476.2
Other comprehensive income
Currency translation and other	(158.1)	1.8	67.3

Cash flow hedges and marketable securities
Unrealized net gains (losses) arising during period	(1.4)	5.6	(1.7)
Net (gains) losses reclassified into earnings	2.8	3.2	(2.5)
Tax (expense) / benefit	(0.5)	(0.9)	3.4

Total cash flow hedges, net of tax	0.9	7.9	(0.8)

Pension and OPEB adjustments:
Prior service gains (costs) for the period	1.3	0.8	(12.3)
Net actuarial gains (losses) for the period	(283.0)	22.1	(97.9)
Amortization reclassified into earnings	54.8	71.4	76.5
Settlements/curtailments reclassified to earnings	95.9	4.0	14.9
Currency translation and other	(0.7)	12.0	(26.8)
Tax (expense) / benefit	59.7	(11.5)	(4.4)

Total pension and OPEB adjustments, net of tax	(72.0)	98.8	(50.0)

Other comprehensive income (loss), net of tax	(229.2)	108.5	16.5

Total comprehensive income (loss), net of tax	140.1	773.6	492.7
Less: Comprehensive income attributable to noncontrolling interests	(25.5)	(22.1)	(24.9)

Comprehensive income attributable to Ingersoll-Rand plc	114.6	751.5	467.8

DESCRIPTION OF THE DEBT SECURITIES

The following description of debt securities sets forth certain general terms and provisions of the debt securities which may be offered hereunder. This summary does not contain all of the information that you may find useful.

As used herein, “IR Parent” refers to IR plc and its successors. Under this prospectus, debt securities issued by IR Parent or IR Global (as applicable, the “Issuer”) will be offered. The debt securities offered will be issued under an indenture (as supplemented, the “indenture”) to be entered into among IR plc, IR Limited, IR International, IR Global and The Bank of New York Mellon, as trustee.

Debt securities issued by IR Parent may be guaranteed by certain subsidiaries of IR Parent, including IR Limited, IR International and/or IR Global, as may be specified in the applicable prospectus supplement. Debt securities issued by IR Global will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Limited and/or IR International, as may be specified in the applicable prospectus supplement.

When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

The following description only summarizes the terms of the indenture and the debt securities. For more information you should read the indenture. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the forms of the debt securities.

General

IR Parent or IR Global may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series under the indenture.

The trustee for each series of debt securities will be The Bank of New York Mellon, unless otherwise specified in the applicable prospectus supplement.

The indenture does not limit the amount of debt securities which may be issued and provides that debt securities may be issued thereunder from time to time in one or more series.

You should review the prospectus supplement for the following terms of the series of debt securities being offered:

•	the Issuer of such series of debt securities;

•	the designation, aggregate principal amount and authorized denominations of such series of debt securities;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the purchase price of such series of debt securities;

•	the date or dates on which such series of debt securities will mature;

•	the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities of such series will bear interest or the method by which such rate or rates will be determined;

•	the dates on which the interest will be payable and the record dates for payment of interest, if any;

•	the coin or currency in which payment of the principal of (and premium, if any, on) and interest, if any, on such series of debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us to repurchase such series of debt securities;

•

whether such series of debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes and, if so, the identity of the depositary, if any, for such note or notes;

•	the terms, if any, upon which such series of debt securities may be convertible into or exchangeable for other securities;

•	whether such series of debt securities will be guaranteed by any person other than as identified in this prospectus;

•	any special tax implications of such series of debt securities;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	any addition to or change or deletion of any event of default or any covenant specified in the indenture; and

•	any other additional provisions or specific terms which may be applicable to that series of debt securities.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 or multiples of $1,000.

The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

The indenture provides that each holder of debt securities offered pursuant to this prospectus consents to the Issuer or any Guarantor (as defined in “—Guarantees” below) applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of a share premium account as a distributable reserve. The indenture provides that each holder agrees that the trustee, on behalf of the holder, is authorized and directed to give its consent to any such reduction.

Guarantees

Under this prospectus, debt securities issued by IR Parent or IR Global, as the case may be, will be offered. Debt securities issued by IR Parent may be guaranteed by certain subsidiaries of IR Parent, including IR Limited, IR International and/or IR Global, as may be specified in the applicable prospectus supplement. Debt securities issued by IR Global will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Limited and/or IR International, as may be specified in the applicable prospectus supplement. As used herein, in respect of a series of the debt securities, “Guarantors” mean, collectively, (a)(i) each person named as a “Guarantor” pursuant to the applicable prospectus supplement and (ii) IR Parent, in the case of debt securities issued by IR Global, in each case until such person ceases to be a Guarantor pursuant to the terms of the indenture, and (b) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of the indenture.

The guarantees of the debt securities of any series will be structurally subordinated to all the liabilities of the subsidiaries of IR Parent that are not themselves Guarantors or the Issuer of such series.

The obligations of any Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preferred shares or other debt securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders, the Issuer or IR Parent.

Registration of Transfer and Exchange

Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for that purpose. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require a payment by the holder to cover any tax or other governmental charge. The Issuer will not be required to register the transfer of or exchange debt securities of any series:

•	during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or

•	selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that the Issuer will designate for such purposes. However, the Issuer, at its option, may make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered debt securities only against surrender of those debt securities.

Global Notes

The debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. The following provisions are expected to apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by the Issuer, if the debt securities are offered and sold directly by the Issuer. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the indenture.

Payment of principal of (and premium, if any, on) and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. The Issuer will not, nor will the Guarantors, the trustee, any paying agent or the security registrar for the debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

It is expected that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. It is also expected that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, the Issuer will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities. In addition, the Issuer may at any time and in its sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in that event, the Issuer will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities.

Certain Covenants of the Debt Securities

The debt securities will include the following covenants:

Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, IR Parent will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of IR Parent or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the debt securities (together, if IR Parent shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by IR Parent or such restricted subsidiary ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1)	on property, shares or funded indebtedness of any corporation existing at the time such corporation becomes a restricted subsidiary;

(2)	on property existing at the time of acquisition of such property by IR Parent or a restricted subsidiary, or to secure any indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred by IR Parent or a restricted subsidiary prior to, at the time of or within 180 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by IR Parent or a restricted subsidiary, other than in the case of any such construction or improvement, any previously unimproved real property on which the property is constructed or the improvement is located;

(3)	on property, shares or funded indebtedness of a corporation existing at the time such corporation is merged into or consolidated with IR Parent or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to IR Parent or a restricted subsidiary;

(4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to IR Parent or another restricted subsidiary;

(5)	on property of IR Parent or property of a restricted subsidiary in favor of the United States or any State thereof, Bermuda or the jurisdiction of organization of IR Parent, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Bermuda or the jurisdiction of organization of IR Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

(6)	existing at the date of the indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of IR Parent or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, IR Parent or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of IR Parent and its restricted subsidiaries and the attributable debt of IR Parent and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in IR Parent and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of IR Parent.

“attributable debt” means, as of any particular time, the then present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) computed by discounting from the actual respective due dates to such date such total net amount of rent at the actual interest factor included in such rent, or, if such interest factor is not readily determinable, at the rate per annum borne by the initial series of the debt securities, except that if no interest is payable in respect of the initial series of the debt securities or if such rate is not fixed then at the rate of 8 3/8% per annum. The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“shareholders’ equity in IR Parent and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of IR Parent and its consolidated subsidiaries, excluding the cost of shares of IR Parent held by its affiliates, all as determined in accordance with U.S. GAAP; and

“U.S. GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, IR Parent will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude (i) leases expiring within three years of making, (ii) in the case of a restricted subsidiary, a lease to IR Parent or to another restricted subsidiary, and (iii) any lease of a part of a principal property which has been sold, which lease was made for use of such principal property in connection with the winding up or termination of the business conducted on such principal property), unless (a) IR Parent or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the debt securities or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of IR Parent) is applied within 180 days of the effectiveness of the sale and leaseback transaction (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the debt securities or (y) other funded indebtedness of IR Parent or any restricted subsidiary ranking on a parity with the debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any debt securities delivered within 180 days after such sale or transfer to the trustee for the debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the debt securities voluntarily retired by IR Parent within 180 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, IR Parent shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The Issuer of any series of debt securities shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with such Issuer) and such Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Issuer shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with such Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for such series of the debt securities, executed and delivered to each such trustee by the corporation (if other than such Issuer) formed by such consolidation or amalgamation, or into which such Issuer shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation or company shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. Such Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and such Issuer will not permit any other corporation to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by such

Issuer or such successor corporation, as the case may be, of any of the terms, covenants, agreements or conditions in respect of such series contained in the indenture shall have occurred and be continuing.

Each Guarantor, if any, of any series of debt securities shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with such Guarantor) and such Guarantor and any successor or successors to such Guarantor shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the debt securities, executed and delivered to each such trustee by the corporation formed by such consolidation or amalgamation (if other than the Issuer or a Guarantor for such series), or into which such Guarantor shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and such Guarantor will not permit any other corporation to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by such Guarantor or the successor corporation to such Guarantor, as the case may be, of any of the terms, covenants, agreements or conditions in respect of such series contained in the indenture or such Guarantor’s guarantee shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage (other than a mortgage to which such principal property or such shares or funded indebtedness of such restricted subsidiary may become subject pursuant to the terms of the indenture without equally and ratably securing the debt securities) (the “Triggering Mortgage”), IR Parent, prior to such consolidation, amalgamation, merger, sale, conveyance or lease, will secure, or cause to be secured, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the debt securities (together with, if IR Parent shall so determine, any other indebtedness or guarantee of IR Parent or such restricted subsidiary ranking equally with the debt securities) by a mortgage on such principal property or such shares of stock or funded indebtedness of such restricted subsidiary, the lien of which will rank prior to the lien of such Triggering Mortgage.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of IR Parent or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of IR Parent by resolution declares is not of material importance to the total business conducted by IR Parent and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any corporation the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States. For the avoidance of doubt, IR Global is a restricted subsidiary.

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of the corporation shall at the time be owned by IR Parent or by IR Parent and one or more subsidiaries or by one or more subsidiaries of IR Parent.

Events of Default

As to each series of debt securities, an event of default is defined in the indenture as being any:

•

default in payment of any interest on any debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) any debt security of such series when due at its stated maturity date;

•	default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;

•

default in performance of any other covenant of the Issuer or any Guarantor of such series in the indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days after receipt of written notice;

•

certain events of bankruptcy, insolvency or reorganization relating to the Issuer of such series and, if the debt securities of that series are guaranteed by one or more Guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such Guarantors; or

•	other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental indenture.

The indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the debt securities of any series may not enforce the indenture or the debt securities of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal amount on all the debt securities of such series (or, if the debt securities of that series were issued as discounted debt securities, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series (or, if the debt securities of that series were issued as discounted debt securities, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In respect of each series of debt securities, IR Parent is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the Issuer and the Guarantors of the covenants of the indenture. In addition, promptly (and in any event within 5 business days) upon IR Parent becoming aware of the occurrence of any default or event of default in respect of any series of debt securities, IR Parent is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which IR Parent, the Issuer and the Guarantors propose to take with respect to such default or event of default.

Discharge

The indenture with respect to the debt securities of any series may be discharged (with the exception of specified provisions as provided in the indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

(A)	all debt securities, with the exceptions provided for in the indenture, of that series have been delivered to the trustee for cancellation; or

(B)	all debt securities of that series not theretofore delivered to the trustee for cancellation have (1) become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) been deemed paid and discharged pursuant to the terms of the indenture;

and the Issuer has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or U.S. government obligations as provided in (I) above, in each case sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be.

Defeasance

The indenture provides that the Issuer may discharge the entire indebtedness of all outstanding debt securities of a series and the provisions of the indenture as they relate to such debt securities will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by the Issuer for redemption of such debt securities. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or discharge and that no event of default or default shall have occurred and be continuing.

The indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the indenture as to any series of debt securities (in the case of debt securities as described above under “—Certain Covenants of the Debt Securities—Limitation on Liens,” “—Limitation on Sale and Leaseback Transactions” and the third paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit by the Issuer with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such debt securities. To exercise any such option, the Issuer may be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the indenture;

•	reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture; or

•

modify certain provisions of the indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the indenture.

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the indenture and the debt securities or such Guarantor’s covenants in the indenture and the guarantee, as the case may be;

•

to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the indenture;

•	to add any additional events of defaults;

•	to add or change any provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of any debt securities of any series as permitted by the indenture;

•	to establish the form or terms of a related guarantee of any debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to evidence and provide for the acceptance of appointment of a trustee other than The Bank of New York Mellon as trustee for a series of debt securities and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;

•

to cure any ambiguity, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act; or

•	for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers to IR plc.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the law of the State of New York.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF INGERSOLL-RAND SHARE CAPITAL

The following description of IR plc’s share capital is a summary. This summary is not complete and is subject to the complete text of IR plc’s memorandum and articles of association previously filed with the Commission and to the Irish Companies Acts 1963-2012 (the “Irish Companies Acts”). We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital. The authorized share capital of IR plc is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 1,175,000,000 ordinary shares with a nominal value of US$1.00 per share and 10,000,000 preferred shares with a nominal value of US$0.001 per share.

IR plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of IR plc authorize the board of directors of IR plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of IR plc’s articles of association by a special resolution of the shareholders on June 4, 2009.

The authorized share capital may be increased or reduced by way of an ordinary resolution of IR plc’s shareholders. The shares comprising the authorized share capital of IR plc may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in IR plc’s articles of association. IR plc’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by IR plc. The IR plc board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, IR plc’s articles of association do not provide for the issuance of fractional shares of IR plc, and the official Irish register of IR plc will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of IR plc’s shareholders where shares in IR plc are to be issued for cash. However, IR plc has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, IR plc’s articles of association provide that this opt-out must be so renewed. A special resolution requires not less than 75% of the votes of IR plc’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of IR plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of IR plc provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which IR plc is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

IR plc is subject to the rules of the NYSE that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of IR plc less accumulated realized losses of IR plc. In addition, no distribution or dividend may be made unless the net assets of IR plc are equal to, or in excess of, the aggregate of IR plc’s called up share capital plus undistributable reserves and the distribution does not reduce IR plc’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which IR plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed IR plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not IR plc has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of IR plc. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of IR plc’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland). The most recent relevant accounts of IR plc, as of June 30, 2012, show distributable reserves of approximately $4,803 million.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of IR plc. IR plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits of IR plc without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of IR plc may deduct from any dividend payable to any member all sums of money (if any) payable by such member to IR plc in relation to the shares of IR plc.

The directors of IR plc are also entitled to issue shares with preferred rights to participate in dividends declared by IR plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Certain Tax Considerations—Irish Tax Considerations” below.

Share Repurchases, Redemptions and Conversions

Overview

Article 3(d) of IR plc’s articles of association provides that any ordinary share which IR plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by IR plc will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by IR plc.” If the articles of association of IR plc did not contain Article 3(d), repurchases by IR plc would be subject to many of the same rules that apply to purchases of IR plc shares by subsidiaries described below under “—Purchases by Subsidiaries of IR plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of IR plc, we are referring to the redemption of ordinary shares by IR plc pursuant to Article 3(d) of the articles of association or the purchase of ordinary shares of IR plc by a subsidiary of IR plc, in each case in accordance with the IR plc articles of association and Irish company law as described below.

Repurchases and Redemptions by IR plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. IR plc currently has distributable reserves which are calculated by reference to the relevant accounts of IR plc. The most recent relevant accounts of IR plc, as of June 30, 2012, show distributable reserves of approximately $4,803 million. Please see “—Dividends.” The issue of redeemable shares may only be made by IR plc where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of IR plc. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem IR plc shares.

The board of directors of IR plc will also be entitled to issue preferred shares which may be redeemed at the option of either IR plc or the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by IR plc at any time must not exceed 10% of the nominal value of the issued share capital of IR plc. While IR plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by IR plc or re-issued subject to certain conditions.

Purchases by Subsidiaries of IR plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of IR plc either on-market or off-market. A general authority of the shareholders of IR plc is required to allow a subsidiary of IR plc to make on-market purchases of IR plc shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of IR plc shares is required. The shareholders of IR plc granted such general authority at the 2011 annual general meeting of the Company on June 2, 2011, for a period of 18 months from that date. IR plc may seek such general authority from shareholders in the future following the expiration of the current general authority. In order for a subsidiary of IR plc to make an on-market purchase of IR plc’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of IR plc are listed, became a “recognized stock exchange” for this purpose on March 12, 2010, as a result of the coming into effect of the Irish Companies (Recognised Stock Exchanges) Regulations 2010. For an off-market purchase by a subsidiary of IR plc, the proposed purchase contract must be authorized by special resolution of the shareholders of IR plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of IR plc.

The number of shares held by the subsidiaries of IR plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of IR plc. While a subsidiary holds shares of IR plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of IR plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of IR plc has authorized a program to repurchase up to $2 billion of its ordinary shares. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase program does not have a prescribed expiration date. As of June 30, 2012, IR plc had repurchased approximately $1,191 million of its ordinary shares pursuant to this repurchase program.

As noted above, because repurchases of IR plc shares by IR plc will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, shareholder approval for such repurchases will not be required.

In addition, as the NYSE is a “recognized stock exchange” for the purposes of on-market purchases of IR plc shares and the shareholders of IR plc granted a general authority for subsidiaries of IR plc to make on-market purchases for a period of 18 months from June 2, 2011, it is possible for subsidiaries of IR plc to participate in the existing share repurchase program.

Bonus Shares

Under IR plc’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of IR plc for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, IR plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

IR plc may, by ordinary resolution, reduce its authorized share capital in any way. IR plc also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The creation of the distributable reserves referred to above in “—Dividends” involved a reduction of share capital, namely the share premium account of IR plc, for purposes of Irish law.

General Meetings of Shareholders

IR plc is required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year, no more than nine months after IR plc’s fiscal year-end. IR plc has held all of its annual general meetings in Ireland. However, any annual general meeting may be held outside Ireland if a resolution so authorizing is passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, IR plc’s articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of IR plc may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of IR plc carrying voting rights or (iv) on requisition of IR plc’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of IR plc as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of IR plc and to the auditors of IR plc. The articles of association of IR plc provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, IR plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of IR plc, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of IR plc’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that the net assets of IR plc are half or less of the amount of IR plc’s called-up share capital, the directors of IR plc must convene an extraordinary general meeting of IR plc’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in IR plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by IR plc’s articles of association. The articles of association of IR plc permit the appointment of proxies by the shareholders to be notified to IR plc electronically.

IR plc’s articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the Chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of IR plc as of the record date for the meeting. Each IR plc ordinary shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the articles of association of IR plc, the directors of IR plc may from time to time cause IR plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of IR plc’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of IR plc’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of IR plc;

•	Amending the articles of association of IR plc;

•	Approving the change of name of IR plc;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of IR plc from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that IR plc be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of IR plc is addressed in the articles of association of IR plc as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of IR plc must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of a majority of the IR plc ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of IR plc if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of IR plc. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of IR plc and any act of the Irish government which alters the memorandum of association of IR plc; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of IR plc; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by IR plc; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of IR plc which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of IR plc will also have the right to inspect all books, records and vouchers of IR plc. The auditors’ report must be circulated to the shareholders with audited consolidated annual financial statements of IR plc prepared in accordance with International Financial Reporting Standards 21 days before the annual general meeting and must be read to the shareholders at IR plc’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)	through a tender offer by a third party for all of the shares of IR plc. Where the holders of 80% or more of IR plc’s shares have accepted an offer for their shares in IR plc, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of IR plc were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (the “EU”), this threshold would be increased to 90%; and

(c)	it is also possible for IR plc to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If IR plc is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to IR plc’s shareholders is not all in the form of cash, IR plc’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, IR plc’s articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 (as amended by the European Communities (Mergers and Divisions of Companies) (Amendment) Regulations 2011) governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of IR plc must therefore make such a notification to IR plc if as a result of a transaction the shareholder will be interested in 5% or more of the shares of IR plc; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of IR plc ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of IR plc, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to IR plc. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of IR plc’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to IR plc within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in IR plc concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, IR plc, under the Irish Companies Acts, may by notice in writing require a person whom IR plc knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in IR plc’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of IR plc, to give such further information as may be required by IR plc including particulars of such person’s own past or present interests in shares of IR plc. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by IR plc on a person who is or was interested in shares of IR plc and that person fails to give IR plc any information required within the reasonable time specified, IR plc may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from IR plc on those shares, whether in respect of capital or otherwise.

Where the shares in IR plc are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

As provided in IR plc’s articles of association, the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, is required for IR plc to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of IR plc’s subsidiaries with IR plc or with another of IR plc’s subsidiaries if (1) the relevant provisions of IR plc’s articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of IR plc or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

IR plc’s articles of association provide that “business combination” means:

•

any amalgamation, merger or consolidation of IR plc or one of IR plc’s subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of IR plc or one of IR plc’s subsidiaries; and

•

any issuance or transfer of IR plc’s shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of IR plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in IR plc, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in IR plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of IR plc within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for IR plc ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of IR plc (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of IR plc or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per IR plc ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of IR plc in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of IR plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of IR plc is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of IR plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of IR plc is not permitted to take any action which might frustrate an offer for the shares of IR plc once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by IR plc’s shareholders at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and Share Options” and “—Disclosure of Interests in Shares,” in addition to “—Corporate Governance” below.

Corporate Governance

The articles of association of IR plc allocate authority over the management of IR plc to the board of directors. The board of directors may then delegate management of IR plc to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of IR plc. IR plc currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Finance Committee. IR plc has also adopted Corporate Governance Guidelines that provide the corporate governance framework for IR plc.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of IR plc, an Irish company, is Ingersoll-Rand plc. IR plc was incorporated in Ireland, as a public limited company on April 1, 2009 with company registration number 469272. IR plc’s fiscal year ends on December 31 and IR plc’s registered address is 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland.

Duration; Dissolution; Rights upon Liquidation

IR plc’s duration will be unlimited. IR plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of IR plc is required. IR plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where IR plc has failed to file certain returns.

The rights of the shareholders to a return of IR plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in IR plc’s articles of association or the terms of any preferred shares issued by the directors of IR plc from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of IR plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. IR plc’s articles of association provide that the ordinary shareholders of IR plc are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of IR plc will not have the right to require IR plc to issue certificates for their shares. IR plc will only issue uncertificated ordinary shares.

Stock Exchange Listing

The IR plc ordinary shares are listed on the NYSE under the symbol “IR.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

IR plc’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in IR plc. A shareholder of IR plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in IR plc’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on IR plc’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on IR plc’s official Irish share register.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases IR plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR plc’s articles of association provide that, in the event of any such payment, IR plc (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and

(iii) will have a lien against the IR plc shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in IR plc shares has been paid unless one or both of such parties is otherwise notified by us.

IR plc’s articles of association delegate to IR plc’s secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of IR plc shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from IR plc for this purpose) or request that IR plc execute an instrument of transfer on behalf of the transferring party in a form determined by IR plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to IR plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on IR plc’s official Irish share register (subject to the matters described below).

The directors of IR plc have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, “we”, “our” and “us” refers to IR plc.

General

We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares; or

•

the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to IR plc.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares or preferred shares at a future date or dates. The price per share of ordinary share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the ordinary shares or preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the law of the State of New York.

MATERIAL TAX CONSIDERATIONS

Bermuda Tax Considerations

Under current law, no income or withholding taxes are imposed in Bermuda upon the issue, transfer or sale, or payments made in respect of the debt securities of a Bermuda exempted company or guarantees thereof issued in relation to a Bermuda exempted company. We have received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to us or any of our operations, nor to our common shares nor to our obligations until March 28, 2016. This undertaking does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

United States Federal Income Tax Considerations

The following is a summary of the material United States federal income tax consequences, as of the date of this document, of the ownership of our debt securities, ordinary shares, preferred shares, depositary shares or warrants by beneficial owners that purchase the debt securities, shares or warrants in connection with their initial issuance, and that hold the debt securities, shares or warrants as capital assets. Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are “United States holders.” For purposes of this summary, you are a “United States holder” if you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this summary, you are a “non-United States holder” if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities if you elect to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person liable for alternative minimum tax;

•	a person holding debt securities, common shares, preferred shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person owning, actually or constructively, 10% or more of our voting shares or 10% or more of the voting shares of any of our non-United States subsidiaries;

•	a United States holder whose “functional currency” is not the United States dollar;

•	a United States expatriate;

•	a regulated investment company; or

•	a real estate investment trust.

We cannot assure you that a later change in law will not alter significantly the tax considerations that we describe in this summary. The discussion below assumes that all debt securities issued hereunder will be classified as debt for United States federal income tax purposes, and holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

If a partnership holds our debt securities, ordinary shares, preferred shares, depositary shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, ordinary shares, preferred shares, depositary shares or warrants, you should consult your tax advisor.

You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

Debt Securities

This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, floating rate debt securities, foreign currency debt securities, extendible, reset or renewable debt securities, securities providing for contingent payments, or debt securities that are convertible or exchangeable into our shares. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payment of Interest

Except as provided below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. In addition to interest on a debt security (which includes any Irish tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Irish tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Such interest (including any additional amounts) and any OID (as defined below) will generally be treated as foreign source income and generally will be considered passive category income for foreign tax credit purposes. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to a debt security where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount, which we refer to as “OID” (such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

A debt security with an issue price that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, i.e., discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by holders other than corporations and other exempt holders.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. Your election to accrue market discount on a constant interest method is to be made for the taxable year in which you acquired the debt security, applies only to that debt security and may not be revoked. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making either election described in this paragraph.

Acquisition Premium; Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security, including an original issue discount debt security, for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities

Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID or market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for federal income tax purposes), and the adjusted tax basis of the debt security. Except as described above with respect to market discount or with respect to contingent payment debt instruments, short-term debt securities or foreign currency debt securities, which this summary does not generally discuss, that gain or loss will be capital gain or loss. That gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Common Shares, Preferred Shares and Depositary Shares

The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

•	the term of the shares;

•	any put or call or redemption provisions with respect to the shares;

•	any conversion or exchange features with respect to the shares; and

•	the price at which the shares are sold.

You should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of shares with such terms.

In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preferred shares that are represented by such depositary shares. Deposits or withdrawals of preferred shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

The gross amount of distributions you receive on your ordinary shares, preferred shares or depositary shares (including any amounts withheld to reflect Irish withholding tax), will generally be treated as dividend income to you if the distributions are made from IR plc’s current and accumulated earnings and profits, calculated according to United States federal income tax principles. Such income (including withheld taxes) will be includible in your gross income as ordinary income on the day you receive it. You will not be entitled to claim a dividends received deduction with respect to distributions you receive from IR plc.

With respect to non-corporate United States investors, certain dividends received in taxable years beginning before January 1, 2013 from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and IR plc believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that IR plc’s ordinary shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that IR plc’s preferred shares or depositary shares will be considered readily tradable on an established securities market in the United States or that IR plc’s ordinary shares will be so considered in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), will not be eligible for the reduced rates of taxation regardless of IR plc’s status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a United States holder’s United States federal income tax liability. As discussed further below, for purposes of calculating the foreign tax credit, distributions paid on IR plc’s ordinary shares, preferred shares or depositary shares that are treated as dividends for United States federal income tax purposes may be treated as income from sources outside the United States, in which case such income would generally constitute passive category income. Further, in certain circumstances, if a United States holder:

•	has held IR plc’s ordinary shares, preferred shares or depositary shares for less than a specified minimum period during which such holder is not protected from risk of loss, or

•	is obligated to make payments related to the dividends,

such United States holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on such shares. The rules governing the foreign tax credit are complex. United States holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds IR plc’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the ordinary shares, preferred shares or depositary shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of IR plc’s current and accumulated earnings and profits would generally not give rise to foreign source income and a United States holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

If, for United States federal income tax purposes, IR plc is classified as a “United States-owned foreign corporation,” distributions made to you with respect to your ordinary shares, preferred shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source “passive category income” and (2) United States source income, in proportion to IR plc’s earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, IR plc will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of IR plc’s shares are owned, directly or indirectly, by United States persons and it is IR plc’s belief that as of the date of this prospectus, United States persons own 50% or more of the voting power and value of IR plc’s ordinary shares. Thus, it is anticipated that only a portion of the dividends received by a United States holder will be treated as foreign source income for purposes of calculating such holder’s foreign tax credit limitation.

Preferred Shares Redemption Premium

Under Section 305(c) of the Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preferred shares exceeds its issue price by more than a de minimis amount, the difference—which we refer to as “redemption premium”—will be taxable as a constructive distribution to you over time of additional preferred shares. These constructive distributions would be treated first as a dividend to the extent of IR plc’s current and accumulated earnings and profits and otherwise would be subject to the treatment described above for dividends not paid out of current and accumulated earnings and profits. If the preferred shares provide for optional rights of redemption by IR plc at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to IR plc within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel IR plc to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preferred shares.

Disposition of the Ordinary Shares, Preferred Shares or Depositary Shares

Subject to the redemption rules discussed below, when you sell or otherwise dispose of your ordinary shares, preferred shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the ordinary shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preferred shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of an ordinary share, preferred share or depositary share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. If you are an individual, and the shares being sold or otherwise disposed of are capital assets that you have held for more than one year, your gain recognized will be eligible for reduced rates or taxation. Your ability to deduct capital losses is subject to limitations. A redemption of our ordinary shares, preferred shares or depositary shares may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Passive Foreign Investment Company

IR plc does not believe that it is, for United States federal tax purposes, a passive foreign investment company (a “PFIC”), and expects to continue its operations in such a manner that it will not become a PFIC. If, however, IR plc is or becomes a PFIC, you could be subject to additional federal income taxes on gain recognized with respect to the ordinary shares, preferred shares or depositary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by you under the PFIC rules.

You should consult your own tax advisors concerning the United States federal income tax consequences of holding IR plc’s ordinary shares, preferred shares, depositary shares or warrants if IR plc is considered a passive foreign investment company in any taxable year, including the advisability and availability of making certain elections that may alleviate the tax consequences referred to above.

Information Reporting and Backup Withholding

In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the ordinary shares, preferred shares or depositary shares or the proceeds received on the sale, exchange, or redemption of those ordinary shares, preferred shares, depositary shares or warrants paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Warrants

You will generally not recognize any gain or loss upon the exercise of warrants to purchase IR plc’s ordinary shares or preferred shares except with respect to cash received in lieu of a fractional ordinary share or preferred share. You will have an initial tax basis in the ordinary shares or preferred shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the ordinary shares or preferred shares received on exercise of the warrants will commence on the date the warrants are exercised.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a sale or exchange of a warrant unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 305 of the Code, you may be deemed to have received a constructive distribution from IR plc, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of ordinary shares or preferred shares to be issued upon exercise of a warrant.

If a decision is made to issue warrants exercisable into securities other than IR plc’s ordinary shares or preferred shares, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Share Purchase Contracts and Share Purchase Units

If a decision is made to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a United States holder as described below under the heading “—Irish Tax Considerations” will not be creditable against United States federal income taxes, although a United States holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. United States holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of our debt securities, common shares, preferred shares, depositary shares or warrants.

United States Federal Income Tax

Under current United States federal income tax law, interest payments or dividends received by a non-United States holder generally will be exempt from United States federal income tax. However, to receive this exemption you may be required to satisfy certain certification requirements to establish that you are a non-United States holder. You may still be subject to United States federal income tax on interest payments or dividends you receive if you are engaged in a trade or business in the United States and interest, including OID, on the debt securities or dividends on ordinary shares, preferred shares or depositary shares, in each case, are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

You will generally not be subject to United States federal income tax on the disposition of debt securities or ordinary shares, preferred shares, depositary shares or warrants unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting and backup withholding will not apply to payments of interest or dividends that we make to you although you may have to comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at foreign office of a broker generally will not be subject to information reporting or backup withholding provided that such broker is not for United States federal income tax purposes (1) a United States person, (2) a controlled foreign corporation, (3) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (4) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States. If you receive payments of such amounts outside the United States from a foreign office of a broker described in the preceding sentence, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (1) you are the beneficial owner and the broker has documentary evidence in its records that the you are not a United States person and certain other conditions are met or (2) you otherwise establish an exemption, and provided that the broker does not have actual knowledge or reason to know that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Additional Withholding Requirements

The Hiring Incentives to Restore Employment Act, which was enacted in early 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 (“FATCA”), imposes a 30% withholding tax on certain payments to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its United States account holders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Although FATCA was generally scheduled to apply to payments made after December 31, 2012, pursuant to proposed Treasury regulations that have yet to be finalized, it is being implemented in phases such that withholding on interest payments and dividends will not commence until January 1, 2014, and withholding on gross proceeds from the disposition of debt or equity interests will not commence until January 1, 2015. The proposed Treasury regulations also contain a grandfathering provision that would exempt from withholding any payment under, or gross proceeds from a disposition of, a debt obligation that is outstanding on January 1, 2013. These proposed Treasury regulations are not effective until they are issued in their final form, however, and unless and until they are so finalized, taxpayers are not entitled to rely on them. Potential investors are encouraged to consult their tax advisors regarding this legislation in light of their particular situation.

Irish Tax Considerations

The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of debt securities and ordinary shares issued by IR plc based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below. It deals with holders who beneficially own their debt securities or ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding debt securities or ordinary shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their debt securities or ordinary shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the debt securities or ordinary shares should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the debt securities or ordinary shares and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Taxation Of Holders Of Debt Securities

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 percent), is required to be withheld from payments of Irish source interest which should include interest payable on the debt securities issued by Irish incorporated or Irish tax-resident entities. No such entity will be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a debt security so long as the relevant debt security is a quoted Eurobond, namely a security which is issued by a company (such as IR plc), is listed on a recognized stock exchange (such as the New York Stock Exchange) and carries a right to interest. To the extent that any Irish incorporated or Irish tax-resident entities make a payment of interest, the relevant debt securities will be listed on the NYSE or another recognized stock exchange. Provided that the debt securities issued by Irish incorporated or Irish tax-resident entities are interest bearing and are listed on a recognized stock exchange, interest paid on them can be paid free of withholding tax provided:

•	the person by or through whom the payment is made is not in Ireland; or

•	the payment is made by or through a person in Ireland and either:

•	the debt security is held in a clearing system recognized by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

•

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the debt securities continue to be quoted on a recognized stock exchange and are held in a recognized clearing system, interest on the debt securities can be paid by any paying agent acting on behalf of Irish incorporated or Irish tax-resident entities without any withholding or deduction for or on account of Irish income tax. If the debt securities continue to be quoted but cease to be held in a recognized clearing system, interest on the debt securities may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20 percent) from interest on any debt security, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Income Tax and Levies

Notwithstanding that a holder may receive interest on the debt securities free of withholding tax, the holder may still be liable to pay Irish tax with respect to such interest. Holders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions, and the universal social charge in respect of interest they receive on the debt securities.

Interest paid on the debt securities has an Irish source and therefore is within the charge to Irish income tax. In the case of holders who are non-resident individuals such holders may also be liable to pay the universal social charge in respect of interest they receive on the debt securities.

Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by an Irish resident entity in the ordinary course of its business are exempt from income tax provided the recipient is not resident in Ireland and is a company resident in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed. Secondly, interest paid by an Irish tax-resident or Irish incorporated entity free of withholding tax under the quoted Eurobond exemption is exempt from income tax, where the recipient is a person not resident in Ireland and resident in a Relevant Territory. For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty and residence is determined under the terms of the relevant double tax treaty or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within either of the above exemptions is also exempt from the universal social charge.

Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the debt securities are held or attributed, may have a liability to Irish corporation tax on the interest.

Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

Interest on the debt securities which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

Capital Gains Tax

A holder of debt securities will not be subject to Irish tax on capital gains on a disposal of debt securities unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a branch or agency in respect of which the debt securities were used or held.

Capital Acquisitions Tax

A gift or inheritance comprising of debt securities will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs will be levied at 30 percent) if either (i) the disposer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disposer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the debt securities are regarded as property situate in Ireland (i.e. if the debt securities are physically located in Ireland or if the register of the debt securities is maintained in Ireland).

Stamp Duty

The issue of debt securities will not give rise to a charge to Irish stamp duty.

The Revenue Commissioners have confirmed in the past that transfers of debt securities effected by means of a transfer of an equitable interest in the debt securities through the electronic trading system run by DTC in the United States will, as a concession, be treated as being exempt from a charge to Irish stamp duty. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

The transfer of debt securities will not give rise to a charge to stamp duty where the debt securities meet all of the following conditions:

•	they do not carry a right of conversion into stocks or marketable securities (other than loan capital of a company having a register in Ireland or into loan capital having such a right;

•	they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting right, a share in the profits or a share in the surplus on liquidation;

•	they are not issued for a price which is not less than 90 percent of their nominal value; and

•

they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to loan capital.

The transfer of debt securities solely by way of delivery will not give rise to a charge to stamp duty.

Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one percent of the higher of the market value or the consideration paid.

EU Savings Directive

Ireland has implemented the EC Council Directive 2003/48/EC on the taxation of savings; income into national law. Accordingly, any Irish paying agent making an interest payment on behalf of IR plc to an individual or certain residual entities resident in another Member State of the European Union or certain associated and dependent territories of a Member State will have to provide details of the payment and certain details relating to the holder (including the holder’s name and address) to the Irish Revenue Commissioners who in turn is obliged to provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned.

Taxation Of Payments Under The Guarantee

Payments in the nature of interest, by any Irish incorporated or Irish tax-resident entity, under the guarantee may be liable to Irish tax. No such entity will be obliged to make any deduction or withholding for or on account of Irish tax provided that (i) the beneficial owner of such payment is, by virtue of the law of a Relevant Territory, resident for the purposes of tax in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed, and (ii) such holder does not receive any payment under the Guarantee in connection with a trade or business which is carried on by such person through a branch or agency in Ireland. For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

Taxation Of Holders Of Ordinary Shares

Withholding Tax on Dividends

Distributions made by IR plc will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20 percent) unless one of the exemptions described below applies. For DWT purposes, a dividend includes any distribution made by IR plc to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. IR plc is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

In particular, a non-Irish resident shareholder will not be subject to DWT on dividends received from IR plc if the shareholder is:

•	an individual shareholder resident for tax purposes in a Relevant Territory, and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

•

a corporate shareholder resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (in the case of shares held beneficially) or to IR plc’s transfer agent (in the case of shares held directly).

If any shareholder who is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Notwithstanding the exemptions described above, the Irish Revenue Commissioners have confirmed to IR plc that certain categories of shareholder will be exempt from DWT provided that they meet the conditions set out below. It is worth noting that IR plc has an agreement in place with The Bank of New York Mellon (which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary”) which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of IR plc (the “Deposited Securities”) that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after IR plc delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

IR plc will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

Shares Held by U.S. Resident Shareholders

Dividends paid on IR plc’s shares that are owned by residents of the U.S. and held beneficially will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S.

Dividends paid on IR plc’s shares that are owned by residents of the U.S. and held directly will not be subject to DWT provided that the shareholder has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to IR plc’s transfer agent.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Relevant Territories Other Than the U.S.

Shareholders who are residents of Relevant Territories other than the U.S. who acquire all of their shares after March 5, 2009 must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT.

In addition, all shareholders who are residents of Relevant Territories other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends after February 28, 2010 without DWT.

If any shareholder who is resident in a Relevant Territory receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Please note that this exemption from DWT does not apply to a Company shareholder (other than a body corporate) that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their Company shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (in the case of shares held beneficially), or to IR plc’s transfer agent (in the case of shares held directly).

Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Timing

In all cases, shareholders must ensure that they have provided the appropriate U.S. forms or Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to IR plc’s qualifying intermediary) before the record date for the next dividend payment to which they are entitled (in the case of shares held beneficially), or to IR plc’s transfer agent at least 7 business days before such record date (in the case of shares held directly). IR plc strongly recommends that shareholders complete the appropriate forms and provide them to their brokers or to IR plc’s transfer agent, as the case may be, as soon as possible.

Income Tax on Dividends Paid on IR plc Shares

Irish income tax can arise in respect of dividends paid by Irish resident companies.

A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability to Irish income tax or the income and health levies on a dividend from IR plc unless he or she holds his or her Company shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is not resident or ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the levies unless he or she holds his or her shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by IR plc discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue Commissioners.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends received from IR plc. A shareholder who is a resident of a Relevant Territory or is otherwise exempt from DWT but who receives Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends. Such shareholders should consult their own tax advisor.

Irish Tax on Chargeable Gains

Holders of shares in IR plc who are not resident nor, in the case of individuals, ordinarily resident for tax purposes in Ireland should not be liable for Irish tax on chargeable gains realised on a subsequent disposal of their shares unless such shares are used, held or acquired for the purposes of a trade or business carried on by such holder in Ireland through a branch or agency.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of shares in IR plc irrespective of the place of residence, ordinary residence or domicile of the parties. This is because the shares in IR plc are regarded as property situated in Ireland as the share register of IR plc must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 30 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

A transfer of shares in IR plc by a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares).

A transfer of shares in IR plc by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee.

A shareholder who holds shares in IR plc directly may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the seller must confirm to IR plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Because of the potential Irish stamp duty on transfers of shares in IR plc, IR plc strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account, so that their shares are held beneficially, as soon as possible.

IR plc currently intends to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, IR plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR plc’s articles of association provide that, in the event of any such payment, IR plc (i) may seek reimbursement from the transferor or transferee (at its discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at its discretion), and (iii) will have a lien against IR plc shares on which it has paid stamp duty and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in shares in IR plc has been paid unless one or both of such parties is otherwise notified by IR plc.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. If required, the applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. If required, we will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If required, the prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If required, the applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

The validity of the debt securities, depositary shares, share purchase contracts, share purchase units and warrants that may be issued under this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. The validity of the ordinary shares and preferred shares that may be issued by IR plc under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox, Solicitors, Ireland.

EXPERTS

The financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the 2011 Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

IR plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

IR Limited, IR International and IR Global have been advised by their Bermuda counsel, Appleby, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Bermuda. There is no treaty between Bermuda and the United States providing for the reciprocal enforcement of foreign judgments. IR Limited, IR International and IR Global have also been advised by their Bermuda counsel that a final and conclusive judgment obtained in a court of competent jurisdiction in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such foreign court. Such an action should be successful provided that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as (i) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and (ii) the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation. No stamp duty or similar or other tax is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against any of IR plc, IR Limited, IR International or IR Global in U.S. courts. Each of IR plc, IR Limited, IR International and IR Global has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Ingersoll-Rand Company, a New Jersey corporation and wholly-owned subsidiary of IR plc, be its U.S. agent appointed for that purpose. Ingersoll-Rand Company is located at One Centennial Avenue, Piscataway, New Jersey 08854. A judgment obtained against any of IR plc, IR Limited, IR International or IR Global in a U.S. court would be enforceable in the United States but could be executed upon only to the extent the company has assets in the United States. A Bermuda court may impose civil liability on IR Limited, IR International or IR Global, or their respective directors or officers, in a suit brought in the Supreme Court of Bermuda against IR Limited, IR International or IR Global or such persons, and an Irish court may impose civil liability on IR plc or its directors or officers in a suit brought against IR plc or such persons, with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law or Irish law, as the case may be.

Ingersoll-Rand plc

Ingersoll-Rand Company Limited

Ingersoll-Rand International Holding Limited

Ingersoll-Rand Global Holding Company Limited

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC registration fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Blue Sky fees and expenses	*
Trustee’s expenses	*
Fees of rating agencies	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

IR plc

Subject to the provisions of and so far as may be admitted by Irish law, IR plc’s articles of association provide that every director and the secretary of IR plc shall be entitled to be indemnified by IR plc against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of IR plc and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

IR plc will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she is or was an “officer” of IR plc as such term is defined under the Exchange Act (excluding any director or secretary) to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by IR plc expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise.

Each of IR plc and IR Limited have entered into deed poll indemnities as to each of IR plc’s directors, secretary and officers and senior executives (as may be determined by the board of directors of the Company from time to time) as well as with individuals serving as a director, officer or some other function of IR plc’s subsidiaries, providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.

“Proceeding,” as used herein, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

The Company has taken out directors and officers liability insurance, as well as other types of insurance, for its directors, secretary and officers and senior executives.

IR Limited

Under the bye-laws of IR Limited, the liability of officers and directors to IR Limited is eliminated to the fullest extent permitted by Bermuda law.

To the fullest extent permitted by Bermuda law, the IR Limited bye-laws require it to indemnify any person who was, is or is threatened to be made a party to any proceeding because he or she was or is a director, secretary or officer of IR plc, or because he or she is or was serving IR Limited or any subsidiary or any majority owned affiliate of IR plc in any capacity at the request of IR plc or any group entity (including IR Limited), against any liability, including expenses and legal fees, incurred in the proceeding. Under the IR Limited bye-laws, “proceeding” is broadly defined to include any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding. The IR Limited bye-laws also provide that it may, but is not obligated to, indemnify its other employees or agents. The indemnification provisions also require IR Limited to pay expenses incurred by a director or officer of IR Limited in defending any proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay IR Limited if it is ultimately determined that such person was not entitled to indemnification.

IR plc has a liability insurance policy in effect that covers certain claims against any of its officers or directors by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director. This liability insurance policy also covers the officers and directors of IR Limited, IR International and IR Global.

IR International

The bye-laws of IR International provide that the directors, resident representative, secretary and other officers (such term to include any person appointed to committee of the board of directors of IR International) and any liquidator or trustee (if any) of IR International or any of its subsidiaries, covering the time that such person acted in relation to any affairs of the company, and such person’s heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of IR International from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to IR International shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to IR International shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of such person’s office or trusts, or in relation thereto, provided that the indemnity does not extend to any matter in respect of such person involving any fraud or dishonesty.

IR Global

The bye-laws of IR Global provide that the directors, secretary and other officers of IR Global (including any person appointed to any committee of the board of directors of IR Global) and any liquidator or trustee of IR Global, covering the time that such person acted in relation to any affairs of the company, and such person’s heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of IR Global from and against all actions, costs, charges, losses, damages and expenses which any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no such person shall be answerable for the acts, receipts, neglects or defaults of any other such person or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to IR Global shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency or any security upon which any moneys of or belonging to IR Global shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of such person’s office or trust, provided that the indemnity does not extend to any matter in respect of such person involving any fraud or dishonesty.

ITEM 16.	Exhibits

The exhibits listed below in the “Exhibit Index” are part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 17.	Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	(a) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants offering securities will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of IR plc’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a posteffective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the appropriate registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 7th day of August, 2012.

INGERSOLL-RAND PLC

By:	/s/ MICHAEL W. LAMACH
(Michael W. Lamach) Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael W. Lamach, Steven R. Shawley and Robert L. Katz, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 7th day of August, 2012.

Signature	Title

/s/ MICHAEL W. LAMACH (Michael W. Lamach)	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEVEN R. SHAWLEY (Steven R. Shawley)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD J. WELLER (Richard J. Weller)	Vice President and Controller (Principal Accounting Officer)

/s/ ANN C. BERZIN (Ann C. Berzin)	Director

/s/ JOHN BRUTON (John Bruton)	Director

/s/ JARED L. COHON (Jared L. Cohon)	Director

/s/ GARY D. FORSEE (Gary D. Forsee)	Director

Signature	Title

/s/ PETER C. GODSOE (Peter C. Godsoe)	Director

/s/ EDWARD E. HAGENLOCKER (Edward E. Hagenlocker)	Director

/s/ CONSTANCE J. HORNER (Constance J. Horner)	Director

/s/ THEODORE E. MARTIN (Theodore E. Martin)	Director

/s/ RICHARD J. SWIFT (Richard J. Swift)	Director

/s/ TONY L. WHITE (Tony L. White)	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 7th day of August, 2012.

INGERSOLL-RAND COMPANY LIMITED

By:	/s/ MICHAEL W. LAMACH
(Michael W. Lamach) Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael W. Lamach, Steven R. Shawley and Robert L. Katz, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities indicated on the 7th day of August, 2012.

Signature	Title

/s/ MICHAEL W. LAMACH (Michael W. Lamach)	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEVEN R. SHAWLEY (Steven R. Shawley)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD J. WELLER (Richard J. Weller)	Vice President and Controller (Principal Accounting Officer)

/s/ ROBERT L. KATZ (Robert L. Katz)	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand International Holding Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 7th day of August, 2012.

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED

By:	/s/ ROBERT L. KATZ
(Robert L. Katz) President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael W. Lamach, Steven R. Shawley and Robert L. Katz, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 7th day of August, 2012.

Signature	Title

/s/ ROBERT L. KATZ (Robert L. Katz)	President and Director (Principal Executive Officer)

/s/ STEVEN R. SHAWLEY (Steven R. Shawley)	Vice President and Director (Principal Financial Officer)

/s/ RICHARD J. WELLER (Richard J. Weller)	Vice President and Controller (Principal Accounting Officer)

/s/ MICHAEL W. LAMACH (Michael W. Lamach)	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Global Holding Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davidson, North Carolina, on the 7th day of August, 2012.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

By:	/s/ MICHAEL W. LAMACH
(Michael W. Lamach) Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael W. Lamach, Steven R. Shawley and Robert L. Katz, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 7th day of August, 2012.

Signature	Title

/s/ MICHAEL W. LAMACH (Michael W. Lamach)	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEVEN R. SHAWLEY (Steven R. Shawley)	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ RICHARD J. WELLER (Richard J. Weller)	Vice President and Controller (Principal Accounting Officer)

/s/ ROBERT L. KATZ (Robert L. Katz)	Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (Debt). *

1.2	Form of Underwriting Agreement (Equity). *

1.3	Form of Underwriting Agreement (Share Purchase Contracts). *

1.4	Form of Underwriting Agreement (Share Purchase Units). *

1.5	Form of Underwriting Agreement (Warrants). *

3.1	Memorandum of Association of Ingersoll-Rand plc, an Irish public limited company (incorporated by reference to Exhibit 3.1 to Ingersoll-Rand plc’s Form 8-K (File No. 001-34400) filed on July 1, 2009).

3.2	Articles of Association of Ingersoll-Rand plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 to Ingersoll-Rand plc’s Form 8-K (File No. 001-34400) filed on July 1, 2009).

3.3	Certificate of Incorporation of Ingersoll-Rand plc, an Irish public limited company (incorporated by reference to Exhibit 3.3 to Ingersoll-Rand plc’s Form 8-K (File No. 001-34400) filed on July 1, 2009).

3.4	Memorandum of Association of Ingersoll-Rand Company Limited, effective July 31, 2001, as amended to date, with a copy of the Order of the Supreme Court of Bermuda dated June 11, 2009 attached (incorporated by reference to Exhibit 3.4 to Ingersoll-Rand plc’s Registration Statement on Form S-3, File No. 333-161334, filed on August 13, 2009).

3.5	Amended and Restated Bye-Laws of Ingersoll-Rand Company Limited, adopted July 1, 2009 (incorporated by reference to Exhibit 3.5 to Ingersoll-Rand plc’s Registration Statement on Form S-3, File No. 333-161334, filed on August 13, 2009).

3.6	Memorandum of Association of Ingersoll-Rand International Holding Limited, effective February 12, 2009 (incorporated by reference to Exhibit 3.6 to Ingersoll-Rand plc’s Registration Statement on Form S-3, File No. 333-161334, filed on August 13, 2009).

3.7	Bye-laws of Ingersoll-Rand International Holding Limited, adopted February 18, 2009 (incorporated by reference to Exhibit 3.7 to Ingersoll-Rand plc’s Registration Statement on Form S-3, File No. 333-161334, filed on August 13, 2009).

3.8	Memorandum of Association of Ingersoll-Rand Global Holding Company Limited, effective March 14, 2002 (incorporated by reference to Exhibit 3.3 to Ingersoll-Rand Company Limited’s Registration Statement on Form S-3, File No. 333–152954, filed on August 12, 2008).

3.9	Amended and Restated Bye-laws of Ingersoll-Rand Global Holding Company Limited, adopted February 23, 2009 (incorporated by reference to Exhibit 3.9 to Ingersoll-Rand plc’s Registration Statement on Form S-3, File No. 333-161334, filed on August 13, 2009).

3.10	Certificate of Designation, Preferences and Rights for Preferred Shares. *

3.11	Form of Rights Agreement. *

4.1	Form of Indenture among Ingersoll-Rand plc, Ingersoll-Rand Company Limited, Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand International Holding Limited and The Bank of New York Mellon, as Trustee.

4.2	Form of Debt Security (included as part of Exhibit 4.1).

4.3	Form of Guarantee (included as part of Exhibit 4.1).

4.4	Form of Rights. *

4.5	Form of Deposit Agreement for Depository Shares. *

4.6	Form of Ordinary Share Certificate of Ingersoll-Rand plc (incorporated by reference to Exhibit 4.6 to Ingersoll-Rand plc’s Registration Statement on Form S-3, File No. 333-161334, filed on August 13, 2009).

4.7	Form of Preferred Share Certificate. *

4.8	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units. *

4.9	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units. *

4.10	Form of Warrant Agreement. *

4.11	Form of Warrant Unit Agreement. *

5.1	Form of Opinion of Simpson Thacher & Bartlett LLP.

5.2	Form of Opinion of Arthur Cox, Solicitors.

12.1	Computation of Ratio of Earnings to Fixed Charges of Ingersoll-Rand Company.

23.1	Form of Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2	Form of Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.2).

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (Ingersoll-Rand plc) (included as part of signature page).

24.2	Powers of Attorney (Ingersoll-Rand Company Limited) (included as part of signature page).

24.3	Powers of Attorney (Ingersoll-Rand International Holding Limited) (included as part of signature page).

24.4	Powers of Attorney (Ingersoll-Rand Global Holding Company Limited) (included as part of signature page).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Indenture.

*	To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.